NEWS RELEASE

FOR IMMEDIATE RELEASE
November 19, 2007
Contact :
Peter Dugan
Crystal International Travel Group Inc.
2160 Headquarters Plaza 10th Floor
Morristown, New Jersey 07960
973-644-0900
pdugan@crystalitg.com

Crystal International Announces Year End Results & Other Significant Events

Morristown, NJ: Crystal International Travel Group, Inc. (OTCBB: CINT) announced today results for the year ended July 31, 2007, and other significant events in the development stage company. Detailed management discussion and analysis can be reviewed in the Company’s Annual Report 10K via EDGAR.

Financial Highlights

Earnings per basic share were $0.03 and $0.01 fully diluted on income of $544,969 for period ending 7/31/07 vs. a loss per basic and fully diluted share of ($0.96) due to a loss of (8,550,025) for period ending 7/31/06. This dramatic improvement was due to a one-time revenue addition of $6,033963 resulting from the sale of the Crystal Hospitality Holdings subsidiary. When making year-over-year comparisons after eliminating items (the current year revenue event and a one time impairment of assets, also related to Crystal Hospitality, of $4,896,666 in fiscal year 2006) earnings per basic share for the current period were a loss of ($0.28) vs. a prior year loss of ($0.41).

Other Matters

As a development stage company, Crystal’s major focus is the further development and commercialization of its IntelliFaresTM business. As such, the Company has requested and accepted the resignation of Fabrizzio P. Busso-Campana. Busso-Campana, the former CEO and President, was most recently Chief Operating Officer, responsible for business and travel operations, corporate communications and regulatory matters. “While Fabrizzio’s contributions were many in our earliest days, his travel related experience is not as applicable to IntelliFares as it is to our other business activity, areas which have been making a suboptimal or immaterial contribution. We wish him well,” stated Peter Dugan, CEO.

With the departure of the COO, the Company intends to pursue additional organization and strategic alternatives, mainly focused on maximizing the inherent value in the IntelliFares opportunity. We intend to update the investment public within 30 days on our progress.

On November 14, 2007, Crystal received an OTCBB Ineligibility Notification from FINRA (Financial Industry Regulatory Authority) that may result in a delisting from the Exchange. “We are assessing our alternatives, ranging from an appeal to listing on the Pink Sheets, and are in talks with our senior lenders in order to take the most appropriate action” Crystal CFO Peter Gallic said.

About IntelliFaresTM IntelliFares is a unique, travel product where Predictable Pattern Travelers (Timeshare and vacation homeowners, frequent cruisers, college students) can purchase “five years of travel at less than today’s price.” The patent pending process integrates forward and bulk purchasing disciplines with financial management methodology in partnership with UBS in order to lock in a ticket air price for the consumer over a five-year time period. It also provides a revenue share for distributors, reversing the decline in commissions available to the airline ticket distribution community. Details can be found at www.intellifares.com.

Safe Harbor Statement This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of Crystal International Travel Group, Inc. s (the “Company”) management regarding current expectations and projections pertaining to future events and are based on currently available information. The statements involve a number of risks and uncertainties, including the Company’s ability to generate sufficient sales for IntelliFares, create viable solutions for the freight logistics business segment and other factors described in the Company's respective filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also may have material adverse effects on Crystal’s business, financial conditions and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as anticipates, estimates, expects, is in process, intends, plans and believes, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The Company is not under any obligation and does not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.